                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           UMB Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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                      [LOGO OF UMB FINANCIAL CORPORATION]

                    Notice of Annual Meeting of Shareholders
                              and Proxy Statement

                                 April 19, 2001
                                   10:00 a.m.

                               UMB Bank Building
                              1010 Grand Boulevard
                          Kansas City, Missouri 64106

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      [LOGO OF UMB FINANCIAL CORPORATION]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 19, 2001

   The Annual Meeting of Shareholders of UMB Financial Corporation (the "Company") will be held at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, on April 19, 2001, at 10:00 a.m. to consider and vote on the following matters:

   1) the election of ten Class I directors to hold office until the Annual Meeting in 2004;

   2) the election of two Class II directors to hold office until the Annual Meeting in 2002; and

   3) to transact such other matters as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record at the close of business on March 2, 2001, will be entitled to notice of or to vote at this meeting or any adjournments thereof.

   It is important that your shares be represented at the meeting. We urge you to exercise your right to vote by completing and returning the enclosed proxy card.

                                         By Order of the Board of Directors,

                                              David D. Miller
                                                 Secretary

The date of this notice is March 12, 2001.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY.

                           UMB FINANCIAL CORPORATION
                             1010 Grand Boulevard
                          Kansas City, Missouri 64106

                                PROXY STATEMENT

                              GENERAL INFORMATION

Purpose

   This Proxy Statement and the accompanying proxy card are being mailed to shareholders of UMB Financial Corporation (the "Company") beginning March 12, 2001. The Company's Board of Directors (the "Board") is soliciting proxies to be used at the 2001 Annual Meeting of its shareholders which will be held at 10:00 a.m. on April 19, 2001, at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri.

   Proxies are being solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of shareholders or any adjournment of that meeting.

Matters to be Considered by Shareholders

   Shareholders at the Annual Meeting will consider and vote upon: 1) the election of ten Class I directors who will hold office until the Annual Meeting in 2004; 2) the election of two Class II directors who will hold office until the Annual Meeting in 2002; and 3) such other matters as may properly come before the meeting or any adjournments thereof. Shareholders do not have any dissenters' rights of appraisal in connection with any of these matters.

Who Can Vote

   Holders of common stock at the close of business on March 2, 2001 are entitled to notice of and to vote at the Annual Meeting. On February 13, 2001, there were 21,283,450 shares outstanding. Each share is entitled to one vote on each matter properly brought before the meeting. Shares can be voted at the meeting only if the shareholder is present or represented by a valid proxy.

Voting

   Your vote is important. Since many shareholders cannot personally attend the meeting, a large number must be represented by proxy. Proxies may be given by either a written proxy card or by communicating with the Company's transfer agent by use of the internet. Instructions for giving your proxy by either means accompany this Proxy Statement. Proxies may be revoked at any time before they are exercised (i) by written notice to the Corporate Secretary,
(ii) by electronic notice to the Company's transfer agent, (iii) by a properly executed, later-dated written or electronic proxy, or (iv) by voting by ballot at the Annual Meeting. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

   All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted in favor of the election of all nominees listed on the proxy card.

   If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. At the date this Proxy Statement went to press, the Company did not anticipate that any other matters would be raised at the Annual Meeting.

Solicitation of Proxies

   The cost of the solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone by regular employees of the Company. In addition, the Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to security owners and updating their proxies.

Required Votes--Election of Director Nominees

   Voting is cumulative in the election of directors. The Board of Directors of the Company is divided into three classes which are as nearly equal in number as possible. At each Annual Meeting of shareholders, the directors constituting one class are elected for a three-year term. In addition, if an individual has been appointed to fill a vacancy in one of the other two classes since the last Annual Meeting their names will also be submitted for a shareholder vote.

   In voting for the election of directors in any class, cumulative voting is permitted and record holders are entitled to cast as many votes as shall equal the number of shares of stock held, multiplied by the number of directors to be elected in that class. Such votes may be cast all for a single candidate in that class or the votes may be distributed among the candidates in that class, as the shareholder directs. Any shares not voted (whether by abstention, withheld votes, broker non-votes or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in other individuals receiving a larger proportion of the total votes.

   To be elected each nominee must be approved by a majority of the shares that are entitled to vote for the election of directors and are represented at the Annual Meeting by shareholders who are present in person or represented by proxy.

   While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more is unable to do so, the proxies will be voted for substitute nominees selected by the Board of Directors of the Company.

Required Votes--Other Matters

   Any other matter properly presented for a shareholder vote will be determined by a vote of the majority of the outstanding shares of common stock.

                            PRINCIPAL SHAREHOLDERS

   The following persons owned of record or beneficially more than five percent of the outstanding voting securities of the Company at the close of business on February 13, 2001:

                               Number of Shares
                              Held of Record as a          Number of
                               Fiduciary but not          Shares Owned
Name and Address              Owned Beneficially  Percent Beneficially   Percent
----------------              ------------------- ------- ------------   -------
UMB Bank, n.a................      3,135,498(1)    14.73     738,500(2)    3.47
 1010 Grand Boulevard
 Kansas City, Missouri
R. Crosby Kemper.............              0           0   4,074,420(3)   19.14
 1010 Grand Boulevard
 Kansas City, Missouri
ESOP of UMB Financial
 Corporation, Inc............              0           0   1,704,579(4)    8.01
 1010 Grand Boulevard
 Kansas City, Missouri

--------
(1) Held by UMB Bank, n.a. ("UMB, n.a."), an affiliate bank of the Company, in agency and custody accounts and may be voted or disposed of only upon instructions from the beneficial owners or are held in trusts and estates and may be voted or disposed of only upon the instructions of persons having voting control under the terms of the governing instrument or other agreement. Shares held by UMB, n.a. which are shown in footnotes 3 and 4 below are not included in this number. UMB n.a. disclaims beneficial ownership of all these shares.
(2) Includes 634,633 shares that are voted or disposed of only as directed by co-fiduciaries. Also includes 103,867 shares held in trusts and estates for which UMB, n.a. is the sole fiduciary; however, UMB, n.a. has elected not to vote such shares. UMB n.a. disclaims beneficial ownership of all of these shares. Shares held by UMB, n.a. which are shown in footnotes 3 and 4 below are not included in this number.
(3) Includes 21,457 shares held by Mary S. Kemper (wife of R. Crosby Kemper), presently exercisable options to acquire 3,822 shares granted under the Company's 1992 Incentive Stock Option Plan and 3,752 shares held under the Company's ESOP Plan for which he has voting rights. Includes 147,281 shares held by Kemper Realty Company, 198,172 shares held by Pioneer Service Corporation, 87,762 shares held by Stagecoach, Inc., and 828,735 shares held by Stagecoach Investments, L.P. Each of these entities are ones through which voting and investment decisions may be controlled, directly or indirectly by R. Crosby Kemper. Also includes 869,791 shares held by UMB, n.a. as either sole trustee or co-trustee. In each case R. Crosby Kemper has or shares voting or investment powers. Of this number, 304,589 shares are held in trusts established under the will of Rufus Crosby Kemper, and 37,220 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted or disposed of by UMB, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them. Also 165,245 shares are held in a trust established under the will of Enid J. Kemper and may be voted or disposed of by UMB, n.a. as trustee but only upon the direction of R. Crosby Kemper; 330,318 shares are owned by the R. C. Kemper, Sr. Charitable Trust and Foundation but may be voted or disposed of only by the co-trustees, R. Crosby Kemper, R. Crosby Kemper III and Sheila Kemper Dietrich, or any two of them; 6,741 shares are owned by the
    R. C. Kemper, Jr. Charitable Trust and Foundation and may be voted or disposed of by R. Crosby Kemper, John Mariner Kemper and R. Crosby Kemper III, or any two of them; and 25,678 shares are owned by the William T. Kemper Foundation and may be voted or disposed of by UMB Bank, n.a. but only upon the direction of R. Crosby Kemper.

(4) Held by UMB, n.a. as trustee for the benefit of eligible employees of the Company and all its subsidiaries under the Company's ESOP. Participants have the right to direct the voting of shares attributable to their accounts. All shares not so directed are voted in accordance with the instructions of the Administrative Committee of the ESOP. Shares are disposed of in the discretion of the Administrative Committee. If the Administrative Committee fails to give instructions with respect to voting or fails to give directions with respect to a required dispositive decision, UMB, n.a., as trustee, is to exercise the voting rights and make the dispositive decision. Beneficial ownership of all of these shares is disclaimed.

                     STOCK OWNED BY DIRECTORS AND NOMINEES
                           AND BY EXECUTIVE OFFICERS

   The following table sets forth the number of shares of UMB Financial Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission), as of February 13, 2001 by each director, each nominee, and by the Executive Officers named in the Summary Compensation Table on page 12. It also includes the shares beneficially owned by all directors and executive officers as a group.

                                                           Beneficial    Percent
      Names                                               Holdings (1)   of Class
      -----                                               ------------   --------
      Paul D. Bartlett, Jr...............................    108,577          *
      Thomas E. Beal.....................................     22,756          *
      H. Alan Bell.......................................    129,080          *
      William L. Bishop..................................        100          *
      David R. Bradley, Jr...............................     10,030          *
      Newton A. Campbell.................................      2,418          *
      William T. Fuldner.................................      1,298          *
      Peter J. Genovese..................................     55,248          *
      Jack T. Gentry.....................................        --           *
      Richard Harvey.....................................         22          *
      C. N. Hoffman III..................................     39,154          *
      Alexander C. Kemper................................    581,957       2.73%
      R. Crosby Kemper...................................  4,074,420      19.14%
      R. Crosby Kemper III...............................    381,359       1.79%
      Daniel N. League, Jr...............................      1,257          *
      Tom J. McDaniel....................................      1,100          *
      William J. McKenna.................................      5,512          *
      James D. Matteoni..................................      1,935          *
      John H. Mize, Jr...................................         41          *
      Mary Lynn Oliver...................................    127,093          *
      Robert W. Plaster..................................     74,200          *
      Kris A. Robbins....................................      1,500          *
      Alan W. Rolley.....................................    176,119          *
      Tom D. Sanders.....................................     27,881          *
      L. Joshua Sosland..................................      1,389          *
      Herman R. Sutherland...............................     74,386          *
      Paul Uhlmann, III..................................      3,227          *
      E. Jack Webster, Jr................................     67,515          *
      Dr. Jon Wefald.....................................      3,313          *
      John E. Williams...................................      2,431          *
      Thomas J. Wood, III................................    317,658       1.49%
      All Directors and Executive Officers as a Group....  5,573,515(2)   26.19%

--------
(1) Includes shares of common stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Also includes shares which are subject to outstanding options exercisable by officers of the Company within 60 days as follows:
    Mr. Genovese--11,387 shares, Mr. C.N. Hoffman, III--668 shares; Mr. Alexander C. Kemper--10,904 shares, Mr. R. Crosby Kemper--3,822 shares, Mr. R. Crosby Kemper, III--5,749 shares and Mr. James D. Matteoni--1,199 shares. In addition, all other Executive Officers collectively hold such options to acquire 30,776 shares.
(2) Shares held in Kemper family foundations and trusts for members of the family over which more than one member of the family share voting and/or investment power have been included only one time in this total. See footnote 3 in the above Section entitled "Principal Shareholders" for a description of the voting rights and investment authority of family members.
   *Less than 1% of outstanding shares.

                             ELECTION OF DIRECTORS

General information about the nominees and the current directors.

   The Company nominates individuals for membership on its Board of Directors from various communities served by its banking subsidiaries. At the Annual Meeting shareholders will be asked to vote for ten Class I directors who will serve until the annual meeting in 2004, and two Class II directors who will serve until the annual meeting in 2002 or until their respective successors are duly elected and qualified.

   Each shareholder is entitled to cast as many votes for the election of directors to each class as shall equal the number of shares of common stock held by him or her times the number of directors to be elected in that class of directors. Each shareholder may cast all such votes for a single nominee within that class or may distribute them between two or more nominees within that class as he or she sees fit.

   Each of the nominees has agreed to be named as a nominee and to serve as a director, if elected. It is not anticipated that any of the nominees will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable, the shares represented by the proxy will be voted for such substitute nominee(s) as the board may name.

                    (This space intentionally left blank.)

   The following schedule sets forth information about the nominees and about the present directors of the Company who will continue in office:

                             NOMINEES FOR ELECTION

Class I--Terms expiring in 2004

                                                        Director
Name                   Age Position with the Company     Since
----                   --- -------------------------    --------
Paul D. Bartlett, Jr.   81 Director                       1977
William L. Bishop       48 Director                       2000
David R. Bradley, Jr.   51 Director                       1983
Newton A. Campbell      72 Director                       1986
William Terry Fuldner   73 Director                       1985
Peter J. Genovese       54 President and Director         1979
C. N. Hoffman III       51 Director                       1997
Alexander C. Kemper     35 Director                       1992
Mary Lynn Oliver        61 Director                       1993
Kris A. Robbins         42 Director                       2000

Class II--Terms expiring in 2002
                                                        Director
Name                   Age Position with the Company     Since
----                   --- -------------------------    --------
Paul Uhlmann, III       50 Director                       2000
Thomas J. Wood, III     54 Director                       2000

                     DIRECTORS WHO WILL CONTINUE IN OFFICE

Class II--Terms expiring in 2002
                                                        Director
Name                   Age Position with the Company     Since
----                   --- -------------------------    --------
Thomas E. Beal          70 Director                       1983
Richard Harvey          62 Director                       1999
R. Crosby Kemper        74 Senior Chairman and Director   1969
Tom J. McDaniel         62 Director                       1999
William J. McKenna      74 Director                       1984
Robert W. Plaster       70 Director                       1995
E. Jack Webster         80 Director                       1985
John E. Williams        74 Director                       1987

Class III--Terms expiring in 2003
                                                        Director
Name                   Age Position with the Company     Since
----                   --- -------------------------    --------
H. Alan Bell            62 Director                       1993
Jack T. Gentry          77 Director                       1996
R. Crosby Kemper III    50 Chairman, CEO and Director     1994
Daniel N. League, Jr.   65 Director                       1991
John H. Mize, Jr.       60 Director                       1986
Alan W. Rolley          68 Director                       1993
Thomas D. Sanders       56 Director                       1991
L. Joshua Sosland       40 Director                       1998
Herman R. Sutherland    88 Director                       1971
Dr. Jon Wefald          63 Director                       1998

                 INFORMATION ABOUT THE DIRECTORS AND NOMINEES

   Mr. Bartlett has served as Chairman of the Board of Bartlett and Company, Kansas City, Missouri, since 1987. Bartlett and Company is an agri-business company.

   Mr. Beal has served as President of Beal Properties, Inc., Kansas City, Missouri, since 1967. Beal Properties, Inc. is a real estate management company.

   Mr. Bell served as Chairman of UMB Citizens Bank and Trust Co., Manhattan, Kansas from January, 1994 to July, 1994. Prior to that he served as Chairman and President of Citizens Bank and Trust Co. in Manhattan, Kansas, from 1976 to 1994.

   Mr. Bishop has served as CEO of the Western Group of St. Louis, Missouri since 1998. Prior to that he served as President from 1992 to 1998. The Western Group is a nationwide specialty contractor specializing in masonry and concrete restoration.

   Mr. Bradley has served as President and Editor of the News-Press and Gazette Company, St. Joseph, Missouri, since 1971. He has also served as Publisher since 1994.

   Mr. Campbell has served as Chairman Emeritus of Burns & McDonnell Engineering Company, Kansas City, Missouri since 1994. Prior to that he served as Chairman of the Board and Chief Executive Officer of that company from 1986 until 1994.

   Mr. Fuldner served as Chairman of the Board of EFCO Corporation, Monett, Missouri, from 1953 until 1999. EFCO Corporation is a manufacturing company.

   Mr. Genovese has served as Vice Chairman of the Board of the Company since 1982. He was elected President of the Company in March, 2000. He also served as Chairman and CEO of UMB Bank of St. Louis, n.a. from 1979 to 1999.

   Mr. Gentry is Chairman of the Board of Positronic Industries, Inc., Springfield, Missouri. The company manufactures electrical connectors used in a variety of applications.

   Mr. Harvey has served as Chairman of the William H. Harvey Company, Omaha, Nebraska, since 1998. Prior to that he served as President of that company from 1986 to 1998. The William H. Harvey Company is a manufacturer of plumbing specialties.

   Mr. Hoffman III has served as President of the Salina Banking Center of UMB National Bank of America, Salina, Kansas since 1993. He has been with that bank since 1979.

   Mr. Alexander C. Kemper, a son of R. Crosby Kemper, served as President of the Company from January, 1995 and as CEO from 1999. He served as CEO of UMB Bank, n.a. from January, 1996 and as Chairman and CEO from January, 1997. He also served as Chairman and CEO of eScout.com LLC, a majority owned subsidiary of UMB Bank, n.a. In March, 2000 he resigned his positions with the Company and UMB Bank to devote his full attention to eScout.com LLC.

   Mr. R. Crosby Kemper served as Chairman of the Board of the Company since 1972. Following Alexander C. Kemper's resignation as President and CEO in March, 2000, Mr. R. Crosby Kemper was elected CEO. In January, 2001 Mr. Kemper resigned both of those positions and his son R. Crosby Kemper, III was elected to fill them. At that time Mr. Kemper was elected Senior Chairman. He also served as Chairman of the Board, President and CEO of UMB Bank, n.a. from 1971 through January 1994, as Chairman and CEO through January, 1996 and as Chairman through January, 1997.

   Mr. R. Crosby Kemper III, a son of R. Crosby Kemper, served as Vice-Chairman of the Board of the Company since January, 1995 until January, 2001 when he was elected Chairman and CEO. He was elected Chairman and CEO of UMB Bank, n.a. in March, 2000. He also served as President of UMB Bank of St. Louis, n.a. from 1993 to 1999.

   Mr. League has served as Chairman of the Board, President and Chief Executive Officer of Pioneer Astro Industries, Inc., Colorado Springs, Colorado, since 1974. Pioneer Astro Industries, Inc. is a manufacturing company. He has also served as President of Pioneer Manufacturing Co. since 1981 and as Chairman of Double L Manufacturing Co. since 1983.

   Mr. McDaniel has served as President of Northwestern Oklahoma State University since 2000. Prior to that he served as Vice Chairman of the Board of Directors of Kerr-McGee Corporation in Oklahoma City, Oklahoma. Mr. McDaniel was elected Senior Vice President of Kerr McGee in 1986 and as Corporate Secretary in 1989. In 1993 he was elected as a member of that company's Executive Management Committee.

   Mr. McKenna is serving as Chairman Emeritus of the Kellwood Company, Chesterfield, Missouri. The Kellwood Company is a manufacturer of wearing apparel. He served as Chairman from 1997 to 1999, and as Chairman and CEO from 1984 to 1997. Mr. McKenna is a director of Kellwood Company.

   Mr. Mize has served as President and Chief Executive Officer of the Blish-Mize Company, Atchison, Kansas, since 1982. Blish-Mize is a wholesale hardware distribution company.

   Mrs. Oliver served as Chairman of Russell State Bank and of Security State Bank, Great Bend, Kansas, from 1984 to 1994.

   Mr. Plaster is Chairman of Evergreen Investments, LLC, Lebanon, Missouri. Prior to that he served as Chairman of the Board of Empire Energy Corporation from 1994 to 1996, and as Chairman of the Board of Empire Gas Corporation from 1963 until 1994.

   Mr. Robbins was elected CEO of the Security Benefit Group of Companies, Topeka, Kansas, in January, 2001. He has served as President of Security Benefit since 1998. The Security Benefit Group is a financial service provider.

   Mr. Rolley served as Chairman of UMB Highland Park Bank and Trust in Topeka, Kansas from 1993 until 1994. Prior to that he served as Chairman of Highland Park Bank and Trust and North Plaza State Bank, both in Topeka, Kansas, from 1965 and 1972, respectively, until 1993. He has served as Chairman of the Kansas State Bank of Holton, Kansas, since 1976. He is also Chairman of Community Bankcorporation of New Mexico and Chairman of Arizona Bancshares, Inc.

   Mr. Sanders has served as Chairman and Chief Executive Officer of MMC Corp., Leawood, Kansas, since 1991. MMC Corp. is a construction holding company. Prior to that he served as Chairman of the Board, President and CEO of Midwest Mechanical Contractors, Inc., one of MMC's operating companies.

   Mr. Sosland has served as Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. The Sosland Companies are primarily engaged in trade publications for the baking, flour milling and grain industries. Mr. Sosland has also served as Executive Editor of "Milling & Baking News" since 1997.

   Mr. Sutherland has served as a Partner of Sutherland Lumber Company, Kansas City, Missouri, since 1941.

   Mr. Uhlmann, III has served as President of The Uhlmann Company, Kansas City, Missouri, since 1997. The Uhlmann Company is a grocery products company.

   Mr. Webster has served as Chairman of the Board and Chief Executive Officer of Petrol Properties Inc., Springfield, Missouri, since 1957. Petrol Properties is a real estate and marketing company. He has served as Chief Executive Officer of Reliant Industries, Inc., a real estate and environmental services company since 1990. He is a director of Adams Resources and Energy, Inc. and Mid-American Century Life Insurance Co.

   Dr. Wefald has served as President of Kansas State University, Manhattan, Kansas, since 1986.

   Mr. Williams has served as Chairman of the Board of H. E. Williams, Inc., Carthage, Missouri, a manufacturing company, since 1996. He previously served as Chairman and Chief Executive Officer of that company since 1989 and as President since 1973.

   Mr. Wood, a nephew of R. Crosby Kemper, has served a Chairman of the Board of American West Medical Company since 1997. American West is a distributor of medical supplies.

                             CORPORATE GOVERNANCE

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors has appointed an Audit Committee from among its members. It has also created an Officers Salary and Stock Option Committee. Membership on this committee is open to members of the Company's Board of Directors as well as Board members from the Company's subsidiaries. The Board has also appointed an Executive Committee consisting of senior officers of the company, some of whom are members of the Board of Directors. The Board has not appointed a Nominating Committee.

   The Audit Committee, among other functions, reviews the nature and scope of the audit, reviews the accounting practices and control systems of the Company and reviews the qualifications and performance of the auditing firm. Present members of the committee are Thomas E. Beal, Newton A. Campbell, Daniel N. League, Jr., and John E. Williams.

   The Officers Salary and Stock Option Committee is responsible for setting and administering overall compensation policy and setting compensation levels for senior officers. Members of the committee are Paul D. Bartlett, Jr., William J. McKenna, Thomas D. Sanders, L. Joshua Sosland, and Herman R. Sutherland from the Company's Board of Directors. Mr. John W. Uhlmann is also a member of the Committee and a member of the Board of UMB Bank, n.a., the Company's largest subsidiary.

   The Executive Committee has authority to take action in lieu of the Board of Directors between its regularly scheduled meetings, and reports such actions to the Board at its next scheduled meeting for ratification. Present members of the committee are R. Crosby Kemper, Chairman, Peter J. Genovese, Royce M. Hammons, R. Crosby Kemper III, John Mariner Kemper, Peter J. Mackie, Matt S. Moyer, Richard A. Renfro, James A. Sangster, William C. Tempel and Lisa A. Zacharias.

   In addition to the four meetings of the Board of Directors, the Executive Committee held meetings or took action in lieu of meetings five times during 2000. The Audit Committee met six times, and the Officers Salary and Stock Option Committee met once and took one action by unanimous consent in 2000. All directors attended at least 75 percent of the meetings of the Board and committees upon which they served except Jack T. Gentry, Mary Lynn Oliver, Robert W. Plaster and Dr. Jon Wefald.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with; except that Messrs. R. Crosby Kemper, III, Douglas F. Page and John E. Williams each failed to file a timely report with respect to a single transaction. In addition, Mary Lynn Oliver and Messrs. Peter J. Genovese, and E. Frank Ware were each four days or less late with one filing.

                             CERTAIN TRANSACTIONS

   The directors, officers, nominee directors and companies with which they are associated were customers of and had banking transactions with the Company's affiliate banks in the ordinary course of each respective bank's business during 2000. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms.

   Messrs. R. Crosby Kemper, Alexander C. Kemper and R Crosby Kemper III, who are executive officers and directors of the Company or its affiliates, and certain other members of Mr. R. Crosby Kemper's immediate family own approximately 75% of the stock of Pioneer Service Corporation. During 2000, Pioneer Service Corporation leased real estate to the Company and its subsidiaries under a two-year lease expiring December 31, 2002, on terms no less favorable to the Company than that which could be obtained from non-affiliated parties. In December 2000, $190,946 was paid as rent for the 2001 annual rental period under the lease.

                             DIRECTOR COMPENSATION

   Directors of the Company who are not employed by the Company or its subsidiaries are paid Directors' fees of $600 for each Board meeting they attend. Attendance fees of $500 are paid to members of the Audit Committee. Officers Salary and Stock Option Committee members receive an attendance fee of $300. No fees are paid to members of the Executive Committee.

             SALARY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Officers Salary and Stock Option Committee members are identified in the Section entitled "Report of the Officers Salary and Stock Option Committee on Executive Compensation."

   Members of the Committee and Companies with which they are associated were customers of and had banking transactions with the company's affiliate banks in the ordinary course of each respective bank's business during 2000. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms. No officers or former officers served as members of the Salary and Stock Option Committee.

                    (This space intentionally left blank.)

                            EXECUTIVE COMPENSATION

I. Summary Compensation Table

                                                                   Long Term
                                                                 Compensation
                              Annual Compensation                  (Awards)
                      -----------------------------------------  -------------
                                                                  Securities
 Name and Principal                                Other Annual   Underlying    All Other
      Position        Year  Salary      Bonus      Compensation  Options(#)(2) Compensation
 ------------------   ---- --------    --------    ------------  ------------- ------------
R. Crosby Kemper      2000 $675,145         --           --          2,877       $24,973(6)
 Senior Chairman (1)  1999  675,145         --           --          2,727        24,891
                      1998  675,625         --           --          2,448        24,290

Alexander C. Kemper   2000 $377,234(3) $100,000(3)       --            -0-(5)    $10,000(7)
 Chairman and CEO of  1999  427,671         --           --          2,727       $18,539
 eScout.com LLC (1)   1998  370,617         --           --          2,488         7,970

R. Crosby Kemper III  2000 $336,737         --           --          2,877       $10,253(8)
 Chairman and CEO and 1999  230,329         --           --          2,000         9,992
 Chairman and CEO of  1998  191,397         --           --          1,980         4,770
 UMB Bank, n.a. (1)

Peter J. Genovese     2000 $296,877         --           --          2,000       $16,153(9)
 President and        1999  268,493         --           --          2,000        16,060
 Chairman of the St.
  Louis               1998  263,507         --       $55,758(4)      1,980         7,970
 Region of UMB Bank,
  n.a.

James D. Matteoni     2000 $266,959         --           --            750       $ 8,653(10)
 Chief Information
  Officer             1999  252,000         --           --            800         8,571
 UMB Bank, n.a.       1998  237,521         --           --            825         7,930

--------
(1) See section entitled "Information About The Directors and Nominees" on page 7 for a description of positions held by the Messrs. Kemper.
(2) All figures adjusted for a 10% stock dividend paid January 3, 2000.
(3) Includes thirteen weeks salary paid by the Company. eScout.com LLC paid 39 weeks salary and awarded the bonus. Compensation paid by eScout.com is determined by the board of directors of that company which include several venture capitalists.
(4) Includes reimbursement for membership costs, automobile expenses and payment of related taxes.
(5) See footnote (2) on the next page.
(6) Includes a split dollar insurance premium of $16,320 which includes $14,889 attributable to term life insurance coverage, a profit sharing contribution of $5,253 and a matching contribution of $3,400 to the 401(k) Savings Plan.
(7) Split dollar insurance premium of $10,000 including $140 attributable to term life insurance coverage.
(8) Includes a split dollar insurance premium of $5,000 which includes $134 attributable to term life insurance coverage, and a profit sharing contribution of $5,253.
(9) Includes a split dollar insurance premium of $7,500 which includes $165 attributable to term life insurance coverage, a profit sharing contribution of $5,253 and a matching contribution of $3,400 to the 401(k) Savings Plan.
(10) Includes a profit sharing contribution of $5,253 and a matching contribution of $3,400 to the 401(k) Savings Plan.

II. Option Grants in 2000

                                                                    Potential Realizable Value at
                                                                     Annual Rates of Stock Price
                                   Individual Grants                 Appreciation for Option Term
                      --------------------------------------------- ------------------------------
                      Number of   % of Total
                      Securities   Options
                      Underlying  Granted to  Exercise
                       Options    Employees     Price    Expiration
Name                   Granted     in 2000   (Per Share)    Date          5%             10%
----                  ----------  ---------- ----------- ---------- -------------- ---------------
R. Crosby Kemper (1)    2,877         5.5%     $38.02    Dec. 2005  $       17,520 $        50,750
 Senior Chairman
Alexander C. Kemper       -0-(2)     n.a.        n.a.         n.a.             (2)             (2)
 Chairman and CEO of
 eScout.com LLC
R. Crosby Kemper III    2,877         5.5%      34.56    Dec. 2010          62,517         158,456
 Chairman and CEO and
 Chairman and CEO of
 UMB Bank, n.a.
Peter J. Genovese       2,000         3.8%      34.56    Dec. 2010          43,460         110,160
 President and
 Chairman of the St.
  Louis
 Region of UMB Bank,
  n.a.
James D. Matteoni         750         1.4%      34.56    Dec. 2010          16,297          41,310
 Chief Information
  Officer
 UMB Bank, n.a.

--------
(1) By virtue of Mr. Kemper's having voting rights over more than 10% of the Company's common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.
(2) Mr. Kemper was not awarded any options to purchase shares of the Company's common stock in the year 2000. Effective February 1, 2000, the Executive Committee of the Board of Directors of eScout.com LLC ("eScout") granted him 200,000 Class C Units of Interest in eScout that are subject to reacquisition by that company at no cost under certain circumstances. eScout's right to reacquire twenty five percent of those units expired on February 1, 2001. Its right to reacquire an additional 1/48th of the original number expires in equal monthly installments thereafter. On May 19, 2000 Mr. Kemper was granted an additional 450,000 units. Ownership of 162,500 of these units vested immediately with the balance subject to a similar right of reacquisition. eScout's right to reacquire 1/36th of the remaining 287,500 units began expiring in equal monthly installments on June 1, 2000. The total grant of 650,000 units represent 5.42% of eScout's currently outstanding units. In addition to some of the units being subject to reacquisition by the company, Mr. Kemper's Class C units are also non-voting. eScout is a start up business to business e-commerce network. The nature of that business is very speculative, and the market for similar publicly held companies has been very volatile. Based on these factors the Company does not believe that a current or projected value of these units is subject to any realistic valuation.

   Except as noted in the footnote (1) above, all Company options are granted for a term of ten years. The Stock Options Plan provides for delayed vesting according to the following schedule for all options granted prior to 1998: two years from grant of option--40%; three years--60%; four years--80%; and four years and eleven months--100%. The Option Plan was amended in 1998 so that options granted in that and all future years will be 100% vested after four years and eleven months. The Company has the right to recover benefits derived by the exercise of a option by an employee within two years of his or her employment by a competitor. Both of these features are intended to encourage long term commitments by key officers.

III. Aggregated Option Exercises in 2000, and Option Values at December 31,
2000.

                                              Number of Securities
                                             Underlying Unexercised     Value of Unexercised
                                                   Options at          In-the-Money Options at
                         Shares             December 31, 2000 (#) (2)     December 31, 2000
                      Acquired on   Value   ------------------------- -------------------------
        Name          Exercise (#) Realized Exercisable Unexercisable Exercisable Unexercisable
        ----          ------------ -------- ----------- ------------- ----------- -------------
R. Crosby Kemper (1)       --          --      3,822        9,554      $  5,903      $ 1,467
 Senior Chairman
Alexander C. Kemper        696     $17,899    10,904        6,677        80,752        5,443
 Chairman and CEO of
 eScout.com LLC
R. Crosby Kemper III       --          --      5,749        7,960        32,729       11,566
 Chairman and CEO and
 Chairman and CEO of
 UMB Bank, n.a.
Peter J. Genovese        3,228      61,917    11,387        7,083       109,278        9,093
 President and
 Chairman of the St.
  Louis
 Region of UMB Bank,
  n.a.
James D. Matteoni          --          --      1,199        2,891         3,762        3,633
 Chief Information
  Officer
 UMB Bank, n.a.

--------
(1) By virtue of Mr. Kemper's having voting rights over more than 10% of the Company's common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.
(2) Number of underlying securities adjusted to reflect 10% stock dividends paid in 1992, 1994 and 1996; 5% stock dividends paid in 1997 and 1998 and a 10% stock dividend paid January 3, 2000.

          REPORT OF THE OFFICERS SALARY AND STOCK OPTION COMMITTEE ON
                            EXECUTIVE COMPENSATION

   The Officers Salary and Stock Option Committee of the Board of Directors (the "Committee") is composed of five Directors of the Company and one Director of UMB Bank, n.a. none of whom are employees. Subject only to oversight by the full Board, the Committee has final responsibility for setting and administering overall compensation policy and levels of compensation for senior officers including the Chief Executive Officer. Members of the Committee are individuals with significant holdings of Company stock who can more particularly bring a shareholder's perspective to the Committee's deliberations.

   The components of total compensation for nearly every officer of the Company are base salary and benefits which are otherwise provided to all employees regardless of position. However, the Committee has the discretion to award bonuses, stock options and other benefits including company owned automobiles split dollar insurance and incentive compensation. The timing and amounts of such awards are determined on a subjective basis. Subject to limitations on his stock options as discussed below, Mr. R. Crosby Kemper's compensation is determined in the same way as all other officers for which the Committee has discretion.

   The Company's policy is to pay base salaries which are competitive with other financial service providers in communities served by the Company. The list of financial service providers used for this comparison are not the same as those included in the Performance Graph that follows. That index includes all the companies included in the NASDAQ Bank Index while the companies included in the compensation surveys are more limited. Salary comparisons are made (i) to those paid by competitors in the immediate trade area of each banking office except the Kansas City and St. Louis offices of UMB Bank, n.a.,
(ii) a group of eleven banks of comparable size and a cluster of twenty north central banks with assets in excess of $8 billion for the Kansas City and St. Louis offices of UMB Bank, n.a., and (iii) a cluster of thirteen nationwide financial institutions with assets ranging from $8 to $10 billion for UMB Financial Corporation. Salary levels set by the Committee for 2000 generally correspond to salaries paid by local competition and the salary ranges included in the salary surveys referred to above. While primary emphasis is placed on matching competitive salary levels, consideration is also given to the package of benefits available to all employees compared to those offered by competitors. Salary levels are considered annually and are based on current salary and individual performance during the previous calendar year. At their October, 2000 meeting the Board of Directors adopted a new Incentive Compensation Plan to be effective January 1, 2001. Bonus payments under this plan are the only ones that have a direct link to corporate performance.

   The Incentive Compensation Plan provides that, at the beginning of each year, the Committee shall set a Threshold Corporate Performance Level of profitability for the Company and specific goals will be assigned to individual associates. At that time associates are also assigned to an Impact Level based on their ability to affect the overall profitability of the Company. The Committee directly administer the Plan for those associates at the highest Impact Level while a Personnel Committee administers the Plan for all other participants under the supervision of the Committee. No bonus payments are made to any associate unless the Threshold Corporate Performance Level is met and individual associates receive awards only if they also meet their individual goal. The Committee reserves the right to amend or terminate the Plan in whole or in part at any time.

   Since 1981 the Company has maintained an Incentive Stock Option Program in which a limited number of stock options are granted annually to officers of the Company whose contributions to the Company merit such recognition. Those options allow the officer to purchase the option shares for ten years at a price equal to market value at the time the option is granted. Since he has the power to vote more than 10% of the outstanding stock of the Company, options granted to Mr. R. Crosby Kemper are for only five years and his option price is 110% of market value. The Incentive Stock Option Plan provides for delayed vesting according to the following schedule for options granted prior to 1998: two years from grant of option--40%; three years--60%; four years-- 80%; and four years and eleven months--100%. This Plan was amended in 1998 so that options granted in that and all future years will not vest until four years and eleven months after they are granted. At that time they will be 100% vested. If an employee exercises an option and goes to work for a competitor within two years of his or her exercise of that option, the Company has a right to recover the benefits realized at the time of exercise. Both of these features are intended to encourage long term commitments by key officers. Historically, however, the level of options granted by the Company under the Incentive Stock Option Plan has been modest. As shown on Tables I, II and III above, the projected benefits received by officers under this plan are relatively low when compared with their salaries and will be matched by benefits realized by all shareholders. They are also relatively low when compared with other companies.

   A Profit Sharing Plan is in place for all employees. Under that Plan all eligible associates receive an allocation of the Company's annual profit based on a formula established by the Plan. In addition to budgeted profits, augmented profit levels are established at the beginning of each year. If those enhanced profits are realized, Plan participants receive a larger share of those additional profits. Participants in the Incentive Compensation Plan described above are not eligible to receive any share of those augmented profits. A Company match to a 401(k) Savings Plan ("Plan") is available to all officers and employees. All officers and employees may, subject to regulations of the Internal Revenue Service, elect to contribute up to 18% of their annual compensation to the Plan. The Company in its discretion may match part of those contributions. The Company has elected to contribute fifty cents for each dollar contributed by an officer or employee. The Company's contribution is limited in that the match can only apply to the first four percent of an employee's annual compensation.

   The Company has no other long-term incentive plan awards, no employment contracts and no change-in-control or "golden parachute" arrangements.

   The Internal Revenue Code was amended effective in 1994 to add Section 162(m), which limits the deduction for federal income tax purposes by publicly held corporations of compensation in excess of $1 million paid to the executive officers listed in the summary compensation table in the corporation's proxy statement unless such compensation is performance based as defined in Section 162(m).

   Although the total compensation paid by the Company to any of the executives named in the Company's summary compensation table is now less than $1 million, the Compensation Committee and the Board have been and will continue to be counseled on the limitations imposed by Section 162(m), and the Compensation Committee will consider the limitations imposed by Section 162(m) in structuring future compensation for the Company's executives. The Committee cannot make any assurances, however, that it will not authorize the payment of non-deductible compensation. As stated above, the Compensation Committee structures compensation for its executives to be competitive with other financial service providers in the communities served by the Company. The Committee will work to maintain competitive compensation, to the extent feasible, with compensation that is fully deductible. Nonetheless, the limitation on deductibility will have to be weighed against the interests of the Company in attracting and retaining high quality executives.

                           MEMBERS OF THE COMMITTEE

         Paul D. Bartlett, Jr., William J. McKenna, Thomas D. Sanders,
         L. Joshua Sosland, Herman R. Sutherland and John W. Uhlmann.

                     (THIS SPACE INTENTIONALLY LEFT BLANK)

                               PERFORMANCE GRAPH

   The graph below summarizes the cumulative return experienced by the Company's shareholders over the years 1996 through 2000, compared to the S&P 500 Stock Index and the NASDAQ Bank Index. In all cases the return assumes a reinvestment of dividends.

                           UMB Financial Corporation
                           Vs. Various Stock Indices

                               [LINE CHART]
Measurement Period      UMB FINANCIAL       S&P
(Fiscal Year Covered)   CORPORATION STOCK   500 INDEX    NASDAQ BANK
---------------------   -----------------   ---------    ----------
Measurement Pt-
12/31/1995              $1.00               $1.00        $1.00
12/31/1996              $1.23               $1.23        $1.32
12/31/1997              $1.64               $1.77        $2.21
12/31/1998              $1.51               $2.11        $2.20
12/31/1999              $1.40               $2.55        $2.11
12/31/2000              $1.42               $2.32        $2.41

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to perform the 2001 audit, which includes: 1) the examination of annual financial statements; 2) review of unaudited quarterly financial information; 3) assistance and consultation in connection with filings with the Securities and Exchange Commission; and 4) consultation on various audit-related accounting matters. Deloitte & Touche LLP has served as the Company's auditors continuously since 1982.

   Representative of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement. They will be available to respond to appropriate questions.

                                 AUDIT CHARTER

   The Board of Directors has adopted a written charter for its Audit Committee, and a copy of that charter is attached as Appendix A.

                        INDEPENDENCE OF AUDIT COMMITTEE

   It has been determined that the members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

                            AUDIT COMMITTEE REPORT

   In accordance with its written charter adopted by the Board of Directors (the "Board"), the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year ended December 31, 2000, the Committee met six times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release.

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing, and concurred in the appointment of a new director of internal audit. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

   The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent auditors' examination of the financial statements.

   The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Date: February 27, 2001                   Newt Campbell, Chairman
                                          Thomas E. Beal
                                          Daniel N. League, Jr.
                                          John E. Williams


                        Principal Accounting Firm Fees

 Aggregate fees billed to the company for the fiscal year ending 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

      Audit Fees                     $317,134

      Financial Information Systems
      Design and Implementation           --

      All Other Fees                 $420,133*

 * Includes fees for tax consultations, SAS 70 procedures and other non-audit services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.


                             SHAREHOLDER PROPOSALS

   Shareholder proposals must be received by the Company by November 19, 2001, to be considered for inclusion in the proxy materials of the Company for the 2002 Annual Meeting. The Company requests that such shareholder proposals be sent to the attention of the Corporate Secretary by certified mail--return receipt requested.

                                 OTHER MATTERS

   The Board of Directors knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                     David D. Miller
                                                        Secretary

March 12, 2001

   A copy of the Company's Annual Report on Form 10-K, as filed with the Securities Exchange Commission, will be furnished without charge upon written request directed to: Secretary, UMB Financial Corporation, 1010 Grand Boulevard, Kansas City, Missouri 64106.

                                                                     Appendix A

                           UMB FINANCIAL CORPORATION
                            AUDIT COMMITTEE CHARTER
                               OCTOBER 12, 2000

                                 ORGANIZATION

   1. The Audit Committee will be appointed by the Board of Directors and shall consist of qualified members independent of management. The qualification and independence of Audit Committee members will be determined by the Board of Directors in accordance with established regulatory standards.

   2. The Committee shall report its activities to the full Board. Minutes of Audit Committee meetings shall be distributed in writing to each member of the Board of Directors.

   3. Audit Committee meetings shall be held at least quarterly, unless conditions or situations warrant additional meetings.

   4. At its sole discretion, the Committee will have access to its own legal counsel and shall be authorized to access internal and external resources, as required, to carry out its responsibilities.

                               RESPONSIBILITIES

Financial Reporting

   1. Review financial statements with management and the independent auditors periodically and upon completion of the annual audit and prior to their release to the public. This review is to encompass:

     a) The financial statements included in the Company's form 10-Qs, annual report to shareholders (form 10-K), and the independent auditor's audit report.

     b) Significant transactions that are not a normal part of the Company's operations, but which are reportable under current Statements on Auditing Standards or generally accepted accounting standards.

     c) Qualitative aspects of financial reporting to shareholders.

     d) Changes, if any, during the period in the Company's accounting principles or their application.

     e) The impact of any change in accounting principles adopted by or proposed by the Financial Accounting Standards Board that would impact the Company, and recommend a position for management to take with respect to any such proposed changes.

     f) Representation letters given by management to the independent auditors.

   2. Submit for inclusion in the proxy statement, a report that the Committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received from the auditors disclosures regarding the auditor's independence required by the Independence Standards Board; (d) recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K; (e) provided a disclosure of the existence of an Audit Committee and the independence of Audit Committee members; and (f) provided a disclosure of the existence of an Audit Committee Charter and every three years include a copy of this Charter in the proxy.

   3. Review with management, internal audit, loan review, and the independent auditors the Company's process of assessing risk that financial statements may be materially misstated.

   4. Receive regular updates from the Company's chief legal officer on current or pending litigation or regulatory proceedings that may have a significant impact on the Company.

   5. Review management's response to reports from regulatory agencies.

Internal Controls

   1. Review with management, the internal auditor, and the independent auditors:

     a) The resolution of identified material weaknesses and reportable conditions in internal controls, and

     b) The adequacy of policies and procedures established for the prevention or detection of management override or compromise of the Company's internal control system.

   2. Review the annual report from management regarding:

     a) Its statement of responsibility for preparing financial statements and establishing and maintaining an internal control structure for preparing those financial statements, and

     b) Its responsibility for compliance with laws and regulations relating to loans to insiders and dividend payments.

   3. Review with management its assessment, as of the end of each year, of the effectiveness of the Company's internal control structure and procedures and the compliance with laws and regulations on insider loans and dividend payments.

   4. Review with the independent auditors their report on management's assessment of the effectiveness of the Company's internal structures and procedures and its compliance with laws and regulations relating to loans to insiders and dividend payments.

External Audit Oversight

   1. The independent auditors shall be responsible to the Board of Directors through the Audit Committee.

   2. After consultation with management, recommend to the Board the selection of the independent auditors to perform the annual audit, giving consideration to scope, independence, effectiveness, and cost.

   3. Review the scope of services required by the independent audit, the adequacy of the Company's internal controls, accounting polices and procedures, and the internal audit function.

   4. Review with the independent auditors Company financial statements, the appropriateness of accounting principles followed by the organization, the effect of changes in accounting principles during the year, and any conclusions regarding significant accounting estimates.

   5. Review with management and the independent auditors any management letter or other reports received from the auditors, including management's plans to correct any noted weaknesses as well as any significant disagreements between the Company and its auditors.

   6. Annually, the Committee shall receive a formal, written statement from the independent auditors consistent with standards set by the Independence Standards Board. The Committee shall discuss with the independent auditors any relationships or services that may affect their objectivity or independence. If the Committee is not satisfied with the independent auditor's assurance of independence, the Committee may take or recommend to the full board, appropriate action to ensure the independence of the independent auditors, including the need for termination of the independent auditors and selection of any replacement.

Internal Audit Oversight

   1. The internal audit function shall be responsible to the Board of Directors through the Audit Committee.

   2. Approve, in advance, the internal audit plan for the upcoming year. Periodically, review the status of the audit plan and approve any material changes or modifications to the plan.

   3. Review significant findings resulting from internal audits, management's response to audit findings, and management's progress in implementing previous commitments to address audit findings.

   4. Review with management its oversight of the audit department, including the adequacy of the staff size, training and sufficiency of resources available for the department to function.

   5. Review with the audit director any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

   6. Except as specifically required to comply with Section 36 of the Federal Deposit Insurance Corporation Improvement Act of 1991, the Audit Committee shall review summaries of subsidiary audit reports issued by the Company's audit staff. The primary responsibility for reviewing subsidiary audit reports rests with the directors and applicable audit committees of each subsidiary. Subsidiary directors' and audit committees will communicate directly with the audit director on matters of particular concern.

                           UMB FINANCIAL CORPORATION
                                ANNUAL MEETING
                              UMB Bank Auditorium
                             1010 Grand Boulevard
                             Kansas City, Missouri

                           Thursday, April 19, 2001
                                  10:00 a.m.

                               VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.umb.com/proxy and follow the instructions on the screen.

     Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, April 18, 2001.

       If you vote by Internet, please do not return your proxy by mail.



                           THANK YOU FOR YOUR VOTE.


                       Cut or tear along perforated edge
--------------------------------------------------------------------------------
                            UMB FINANCIAL CORPORATION
PROXY              P.O. Box 419226, Kansas City, MO 64141-6226

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 19, 2001.

     The undersigned hereby appoints R. Crosby Kemper, R. Crosby Kemper III and Peter J. Genovese or any of them, with full power of substitution as proxies, to vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 19, 2001, and any adjournments thereof.

1.   ELECTION OF DIRECTORS IN CLASS I
     (To withhold authority to vote for any individual nominee, strike a line through the nominee's name. In such event, unless you request otherwise, your votes will then be cumulated and voted for the other nominees.)

     [_]  FOR all nominees in Class I (except as otherwise indicated)

     [_]  WITHHOLD AUTHORITY on all nominees below

        Paul D. Bartlett, Jr., William L. Bishop, David R. Bradley, Jr., Newton
        A. Campbell, William Terry Fuldner, Peter J. Genovese, C. N. Hoffman III, Alexander C. Kemper, Mary Lynn Oliver, Kris A. Robbins

2.   ELECTION OF DIRECTORS IN CLASS II
     (To withhold authority to vote for any individual nominee, strike a line through the nominee's name. In such event, unless you request otherwise, your votes will then be cumulated and voted for the other nominee.)

     [_]  FOR all nominees in Class II (except as otherwise indicated)

     [_]  WITHHOLD AUTHORITY on all nominees below

        Paul Uhlmann III, Thomas J. Wood III

(TO BE SIGNED ON OTHER SIDE)

--------------------------------------------------------------------------------

        Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgment if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Proposals 1 and 2. Unless authority to vote for any director nominee is withheld, authority to vote for such nominee will be deemed granted.

                                       PLEASE _____________________________
                                                      Signature
                                        SIGN

                                        HERE ______________________________
                                                      Signature

                                       Please sign exactly as name appears. If
                                       shares are held jointly, any one of the
                                       joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

                                       PLEASE SIGN, DATE, AND MAIL THIS PROXY
                                       PROMPTLY whether or not you expect to
                                       attend the meeting.

                                       Date ____________________________, 2001.